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                             FORM N-6, ITEM 26(n)
                                  OTHER OPINION
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August 11, 2008

American United Life Insurance Company(R)
One American Sq.
P.O. Box 368
Indianapolis, IN 46206
Telephone (317) 285-1588

In my capacity as Associate General Counsel of American United Life Insurance Company(R) ("AUL"), I have been associated with the preparation of the Registration Statement on Form N-6 ("Registration Statement") to be filed by AUL on August 11, 2008, for a new flexible premium variable adjustable universal life contract with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the registration of Individual Variable Life contracts to be issued with respect to the AUL American Individual Variable Life Unit Trust .

I have made such examination of the law and examined such corporate records and such other documents that, in my judgment, are necessary and appropriate to enable me to render the following opinion that:

1. AUL has been duly organized under the laws of the State of Indiana and is a validly existing corporation.

2. AUL American Individual Variable Life Unit Trust has been duly created and validly exists as a separate account pursuant to Indiana law.

3. The portion of the assets held in AUL American Individual Variable Life Unit Trust equal to the reserves and other liabilities under the Individual Variable Life Contracts is not chargeable with liabilities arising out of any other business that AUL may conduct.

4. The Individual Variable Life Flexible Premium Variable Adjustable Universal Life Contract has been duly authorized by AUL and, when issued as contemplated by the Registration Statement, will constitute legal, validity issued and binding obligations of AUL, except as limited by bankruptcy and other laws generally affecting the rights of creditors.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very Truly Yours,
/s/ Richard M. Ellery
Richard M. Ellery
Associate General Counsel
American United Life Insurance Company(R)